UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2021

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 16, 2021, Thanasi Skafidas resigned from his position as a Class C member of the Board of Directors (the “Board”) of NextDecade Corporation (the “Company”).  Mr. Skafidas’ decision to resign as a director of the Company was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of April 19, 2021, the Board appointed Edward Andrew Scoggins, Jr. as a Class C director of the Board to fill the vacancy created by Mr. Skafidas’ resignation. Mr. Scoggins will serve as a Class C director until the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”). Mr. Scoggins will be on the slate of directors to be voted on by the stockholders at the Annual Meeting.

Mr. Scoggins is Founder and Managing Partner of Millennial Energy Partners (“Millennial”), an energy asset management firm, where he has worked since July 2012. Prior to founding Millennial, Mr. Scoggins led the commercial and operations teams at BG Group, plc (“BG Group”) on upstream, midstream and liquefied natural gas investments in the United States, Canada, Chile, Equatorial Guinea and Trinidad and Tobago from July 2008 to July 2012. Prior to joining BG Group, Mr. Scoggins was Strategic Planning Manager and Community and Public Relations Manager with Marathon Oil from August 2005 until July 2008.  Mr. Scoggins began his oil and gas career in 2004 with Bechtel Corporation as Project Controls Engineer residing in Equatorial Guinea, West Africa.

Mr. Scoggins served as a member of the board of directors of Ultra Petroleum Corp. from October 2018 until August 2020.  Mr. Scoggins also served as a member of the board of directors of Amplify Energy Corp., where he was Chairman of the Audit Committee, from April 2017 until its merger with Midstates Petroleum Company, Inc. in August 2019. Mr. Scoggins is a member of Vanderbilt University’s College of Arts & Sciences Campaign Cabinet and an Advisory Board member of Georgetown University’s Master of Science in Foreign Service program.  Mr. Scoggins received his Bachelor of Science in Economics and History from Vanderbilt University, where he graduated Phi Beta Kappa and magna cum laude. He earned his Master of Science in Foreign Service with a focus on international business and development from Georgetown University.

As a non-employee director of the Board, Mr. Scoggins will be compensated in accordance with the Company’s director compensation program, which provides for, among other things, an annual cash retainer of $80,000 and an annual equity grant valued at $120,000, in each case such amount to be pro-rated to reflect his service for a portion of 2021. Equity grants made in accordance with the Company’s director compensation program are issued subject to and in compliance with the Company’s 2017 Omnibus Incentive Plan, as amended.

Mr. Scoggins has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2021

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel